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[LOGO]                    ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
                                         440 Lincoln Street, Worcester, MA 01653


1    ANNUITANT

PLEASE PRINT CLEARLY

     Name (First, MI, Last)

     _______________________________________________________
     Street Address                      Apt.

     _______________________________________________________
     City                        State          Zip

     _______________________________________________________
     Daytime Telephone    / / Male         Date of Birth

     (    )               / / Female          /    /
     _______________________________________________________

     Social Security #_________________________

PLEASE PRINT CLEARLY

2    OWNER     COMPLETE THIS SECTION ONLY IF (CHECK ONE):

               / / The owner is other than the annuitant
               / / This is a joint owner with the annuitant.

     Name (First, MI, Last)

     _______________________________________________________
     Street Address                      Apt.

     _______________________________________________________
     City                        State              Zip

     _______________________________________________________
     Daytime Telephone    Date of Birth    Date of Trust

     (    )                  /    /           /    /
     _______________________________________________________
     Social Security/Tax I.D. #_____________________________

3    BENEFICIARY

     Primary                  Relationship to Annuitant

     _______________________________________________________
     Contingent               Relationship to Annuitant

     _______________________________________________________

4    TYPE OF PLAN

     / / Nonqualified                   / / 403(b) TSA*
     / / Nonqualified Def. Comp.        / / 408(b) IRA
     / / 401(a) Pension/Profit Sharing* / / 408(k) SEP-IRA*
     / / 401(k) Profit Sharing*         / / 457 DEF. COMP.

               *ATTACH REQUIRED ADDITIONAL FORMS

5    INITIAL PAYMENT

     Initial Payment  $ _______MAKE CHECK PAYABLE TO ALLMERICA FINANCIAL.

     If IRA or SEP-IRA application, the applicant has received
     a Disclosure Buyer's Guide and this payment is a (check one):
     / / Rollover             / / Trustee to Trustee Transfer
     / / Regular or SEP-IRA Payment for Tax Year ________

6    ALLOCATION OF PAYMENTS

     _____%   Global Interactive/Telecomm Portfolio
     _____%   Oppenheimer Aggressive Growth Fund
     _____%   MFS Emerging Growth Series
     _____%   Small Cap Value Series
     _____%   Lazard Retirement International Equity Portfolio
     _____%   International Growth Portfolio
     _____%   Growth Portfolio
     _____%   Value Portfolio
     _____%   AIM V.I. Value Fund
     _____%   MFS Growth With Income Series
     _____%   Oppenheimer Growth & Income Fund
     _____%   Delaware Series
     _____%   Strategic Income Portfolio
     _____%   Money Market Fund
     _____%   Fixed Account
     _____%   _______________________

                     GUARANTEE PERIOD ACCOUNTS
                   ($1,000 MINIMUM PER ACCOUNT)

     ________%   3 Year            ________%   8 Year
     ________%   5 Year            ________%   9 Year
     ________%   6 Year            ________%  10 Year
     ________%   7 Year

              (All allocations above must total 100%)
_____________________________________________________________________
     PRINCIPAL EQUITY PROTECTOR (PEP)
     / /  Allocate a portion of my initial payment to the
          ________ year GPA such that, at the end of the guarantee period, the GPA will have grown to an amount equal to the total initial payment assuming no withdrawals or trans-fers of any kind. The remaining balance will be applied as indicated above.
_____________________________________________________________________
     / / I elect Automatic Account Rebalancing among the above accounts (excluding Fixed and Guarantee Period
          Accounts) starting on the 16th day after issue date and continuing every:

          / / 1     / / 2     / / 3     / / 6     / / 12 Months
_____________________________________________________________________
     NOTE: If the contract applied for provides for a full refund of the initial payment under its "Right to Examine" provi-sion, that portion of each payment not allocated to the Fixed Account will be allocated solely to the Money Market Fund during its first 15 days. Reallocation will then be made as specified.

7    REPLACEMENT

     Will the proposed contract replace or change any existing
     annuity or insurance policy?
     / / NO
     / / YES  (If yes, list company name and policy number)
     ________________________________________________________________

8    TELEPHONE TRANSFER

     I/We authorize and direct Allmerica Financial Life Insurance and Annuity Company to accept telephone instructions from any person who can furnish proper identification to effect transfers and future payment allocation changes. I/We agree to hold harmless and indemnify Allmerica Financial Life Insurance and Annuity Company and its affiliates and their collective directors, officers, employees and agents against any claim arising from such action.

     / / I/We do not accept this telephone transfer privilege.

1139 (11/96)        (9/98)

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9    DOLLAR COST AVERAGING

     Please transfer $___________  ($100 minimum)
             CHECK ONE SOURCE ACCOUNT:
     FROM:  / / Fixed Account  / / Strategic Income Portfolio
            / / Money Market Fund
     EVERY:  / / 1   / / 2   / / 3   / / 6   / / 12 Months

     TO:  $________   Global Interactive/Telecomm Portfolio
          $________   Oppenheimer Aggressive Growth Fund
          $________   MFS Emerging Growth Series
          $________   Small Cap Value Series
          $________   Lazard Retirement International Equity Portfolio
          $________   International Growth Portfolio
          $________   Growth Portfolio
          $________   Value Portfolio
          $________   AIM V.I. Value Fund
          $________   MFS Growth With Income Series
          $________   Oppenheimer Growth & Income Fund
          $________   Delaware Series
          $________   Strategic Income Portfolio
          $________   Money Market Fund
          $________   _______________________

     Dollar Cost Averaging begins on the 16th day after the issue date and ends when the source account value is exhausted.

     DOLLAR COST AVERAGING INTO THE FIXED OR GUARANTEE PERIOD
     ACCOUNTS IS NOT AVAILABLE.

10   MONTHLY AUTOMATIC PAYMENTS (MAP)

     / / I wish to authorize monthly automatic deductions from my checking account for application to this contract.

     ATTACH COMPLETED MAP APPLICATION (FORM 1968) AND VOIDED CHECK.

11   SYSTEMATIC WITHDRAWALS

     Please withdraw $___________($100 minimum)

     Starting 16 days after issue, or _____ /_____ /_____, whichever is later, and then,

     EVERY: / / 1   / / 2   / / 3   / / 6   / / 12 Months

     ________ % From _______________________________________
     ________ % From _______________________________________
     ________ % From _______________________________________
     ________ % From _______________________________________
     ________ % From _______________________________________

     PLEASE    / / Do Not Withhold Federal Income Taxes
               / / Do Withhold at 10% or _______ (% or $)

     Systematic withdrawals are not available from the Guarantee Period Accounts.

     / /  I wish to use Electronic Funds Transfer (Direct
          Deposit). I authorize the Company to correct electroni-cally any overpayments or erroneous credits made to my account.

          ATTACH A VOIDED CHECK.

12   OPTIONAL REMITTANCE REMINDERS

     / / I wish to receive periodic reminders that I can include with future remittances.

ATTACH COMPLETED REQUEST FOR PAYMENT REMINDERS (FORM SML-1203)

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13   REMARKS

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

14   SIGNATURES

     I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and complete. I/We agree to all terms and conditions as shown on the front and back. It is indicated and agreed that the only statements which are to be construed as the basis of the contract are those contained in this application. I/We acknowledge receipt of a current prospectus describing the contract applied for. I/WE UNDERSTAND THAT ALL PAYMENTS
     AND VALUES BASED ON THE VARIABLE ACCOUNTS MAY FLUCTUATE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT; AND ALL PAYMENTS
     AND VALUES BASED ON THE GUARANTEE PERIOD ACCOUNTS ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF
     WHICH MAY RESULT IN EITHER AN UPWARD OR DOWNWARD ADJUSTMENT. I/We understand that unless I/we elect otherwise, the
     Annuity Date will be the earlier of the date, if any, selected by the Owner, or the later of the Annuitant's 85th birthday or the birthday following the tenth contract anniversary, not to exceed age 90.

     _______________________________________________________  __________________________________________________________
     Signature of Owner                                        Signed at (City and State)                        Date

     _______________________________________________________
     Signature of Joint Owner

15   REGISTERED REPRESENTATIVE / DEALER INFORMATION

     Does the contract applied for replace an existing annuity or life insurance policy? / / Yes (attach replacement forms as required) / / No

     I certify that the information provided by the owner has been accurately recorded; a current prospectus was delivered;
     no written sales materials other than those approved by the Principal Office were used; and I have reasonable grounds to believe the purchase of the contract applied for is suitable for the owner.

                                                                         __________
                                                                                      (    )
     ___________________________________________________________________ __________   __________________________________
     Signature of Registered Representative                              Comm. Code    Telephone
                                                       _________________________

     _________________________________________________ _________________________ _______________________________________
     Printed Name of Registered Representative         B/D Client Acct. #                Printed Name of Broker/Dealer

                                                                                      (    )
     ______________________________________________________________________________   __________________________________
     Branch Office Street Address for Contract Delivery                                Telephone
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